EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No's. 333-52036 and 333-35612 of BarPoint.com, Inc. on Forms S-8 of our report dated November 22, 2000, appearing in this Annual Report on Form 10-KSB of BarPoint.com, Inc. for the year ended September 30, 2000.

DELOITTE & TOUCHE LLP

Miami, Florida
December 28, 2000